Exhibit 10.3

________________, 20__

VIA e-mail

To the Znomics, Inc. Officer/Director identified on the attached acknowledgement page

Re:           Release Letter

Dear Sir:

You have served as an officer and/or a member of the Board of Directors of Znomics, Inc. (“Znomics”). In February 2008, the Board of Directors of Znomics approved a compensation policy (the “Director Compensation Policy”) that provided for an annual grant of an option to purchase shares of Znomics common stock and potential cash payments to directors. Also in connection with your service, you have executed an Indemnification Agreement with Znomics (the “Indemnification Agreement”). In consideration of the best interests of Znomics and in exchange for the benefits to be received by you in your capacity as an equity holder of Znomics, along with other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, you hereby acknowledge and agree:

1.
The options and/or warrants described by you on the acknowledgement page of this Letter are the only currently effective instruments that grant you rights to purchase any equity of Znomics (if the acknowledgement page is not completed, it is presumed that you do not own any currently effective options, warrants, or other convertible securities in Znomics).

2.
Except for your rights upon exercise of the options and/or warrants specifically identified on the acknowledgement page pursuant to Paragraph 1, and the cash compensation to which you may be entitled following the currently proposed amendment of certain warrant agreements (if applicable), you have received all cash and equity compensation owed to you pursuant to the Director Compensation Policy and any other formal or informal compensation, benefits or incentive agreements and policies of Znomics, and release Znomics from any and all claims that you may have for cash, equity or other benefits pursuant to such agreements and policies.

3.
The purchase by Znomics of tail coverage under its current Director & Officer Insurance Policy satisfies its obligations under Sections 7 and 9 of the Indemnification Agreement and no further obligations are owed by Znomics under such Sections.

4.	You are not currently a party to or witness or other participant in, or threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of)

an Indemnifiable Event (such capitalized terms having the meaning assigned to them in the Indemnification Agreement) and have not made any demand on Znomics for indemnification pursuant to the Indemnification Agreement, Znomics’ Articles of Incorporation, Znomics’ Bylaws or Nevada corporate law.

5.
You have no rights or claims against Znomics other than your ongoing right to indemnification under the Indemnification Agreement, as modified by this Letter, and your ongoing right to indemnification under Znomics’ Articles of Incorporation, Znomics’ Bylaws and Nevada corporate law. You acknowledge that Znomics owes you no obligations other than those that relate to the foregoing indemnification rights and those ordinary course obligations specifically set forth on the acknowledgement page hereto (if the acknowledgement page is not completed, it is presumed that Znomics owes you no ordinary course obligations). You hereby release Znomics from all other claims, demands, actions, causes of action, administrative claims, liability, damages, claims for damages, claims for attorneys’ fees, costs and disbursements or demands of any kind whatsoever, whether known or unknown, in law, equity, contract or tort, arising out of or in connection with your service as a director and/or officer of Znomics or termination of such relationship, or otherwise, however originating, from the beginning of time through the date of your signing this Letter.

Please evidence your agreement to the provisions of this Letter by signing and dating the acknowledgement page. Please then return the original signed Letter, along with the signed acknowledgement, to me at the address below. Please keep a copy for your records.

Sincerely,

ZNOMICS, INC.

________________________________
Kerry Rea
Chief Financial Officer
2611 SW 3rd Avenue, Suite 200
Portland, OR 97201

Acknowledgement Page

ACKNOWLEDGED AND AGREED:

Signed: ______________________________________     Date: __________________

Print Name: ___________________________________

Convertible Securities owned as of the date of this Letter (attach extra pages if necessary; do not include securities that have been previously exercised or that have terminated/expired):

Warrant No(s).                                                            ________________________________
Warrant Date(s):                                                         ________________________________
Warrant Shares:                                                          ________________________________
Warrant Exercise Price(s):                                         ________________________________
Name of Warrant Record Holder(s):                        ________________________________

Option Date(s):                                                           ________________________________
Option Shares:                                                            ________________________________
Option Exercise(s):                                                     ________________________________
Name of Option Record Holder(s):                          ________________________________

Ordinary course obligations owed by Znomics as of the date of this Letter (attach extra pages if necessary; not necessary to list obligations pursuant to the convertible securities listed above or indemnification obligations):

________________________________
________________________________
________________________________
________________________________
________________________________

RECEIVED

ZNOMICS, INC.

________________________________
Kerry Rea, Chief Financial Officer

Date: ____________________________